SALE AND PURCHASE AGREEMENT

BETWEEN

LONG BLOCKCHAIN CORP.,

and

ALL OF THE SHAREHOLDERS OF HASHCOVE LIMITED

DATED AS OF MARCH 14, 2018

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into as of March 14, 2018, between Long Blockchain Corp., a Delaware corporation (“Parent”), and each of the persons signing this Agreement on the “Shareholder Signature Page” attached hereto, such persons being the holders of all of the Company’s outstanding ordinary shares (the “Shareholders”). The term “Agreement” as used herein refers to this Sale and Purchase Agreement, as the same may be amended from time to time, and all exhibits and schedules hereto.

RECITALS

A. Upon the terms and subject to the conditions of this Agreement, the Parent agrees to acquire the entire issued share capital (the “Shares”) of Hashcove Limited, a company registered in England and Wales under company number 10760166 whose registered office is at 71 - 75 Shelton Street, London, WC2H 9JQ (the “Company”), from the Shareholders in exchange for the Shareholders receiving shares of common stock of the Parent as provided by this Agreement (the “Acquisition”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, subsection in which the definition of each such term is located):

ARTICLE I

THE ACQUISITION

1.1 The Sale and Acquisition. The Shareholders shall sell (or procure to be sold) and the Parent shall buy the Shares on the terms and conditions of this Agreement.

1.2 The Shareholders shall procure that the Parent acquires good title to the Shares, free from all Security Interests and any other third party rights of any other nature.

1.3 The Parent shall buy the Shares with effect from and including the Closing Date to the intent that as from that date all rights and advantages accruing to the Shares, including any dividends or distributions declared, made or paid on the Shares on or after that date, shall belong to the Parent.

1.4 The Parent shall not be obliged to complete the purchase and the Shareholders shall not be obliged to complete the sale of any of the Shares unless the sale of all the Shares is completed simultaneously.

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1.5 Each Shareholder waives (or agrees to procure the waiver of) any rights or restrictions conferred on him or on any other person which may exist in relation to the Shares under the articles of association of the Company or otherwise.

1.6 Effective Time; Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the transactions contemplated by this Agreement (the “Closing”), other than the board meeting of the Company, shall take place at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by email pdf files.

1.7 Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties shall cause the transaction to be consummated as follows:

OBLIGATIONS OF THE SHAREHOLDERS

DELIVERY OBLIGATIONS

(a) The Shareholders shall deliver, or (if the Parent shall so agree) make available, to the Parent:

Share transfers, statutory books etc.

(i) transfers of the Shares executed by the registered holders in favour of the Parent (or persons nominated by the Parent)(the “Stock Transfer Forms”), the share certificates and any additional documentation necessary to establish each transferor’s title to the Shares and to allow the transferee(s) (subject to due stamping) to be registered in the register of members of the Company as holder(s) of the Shares;

(ii) a certified copy of any power of attorney under which any of the transfers or other documents referred to in this Clause 1.7 is executed and evidence (to the Parent’s satisfaction) of the authority of any person signing on behalf of a corporate entity;

(iii) the certificate of incorporation and all certificates of incorporation on change of name, the common seal (if any), the statutory books and other record books of the Company written up to Closing; and

(iv) powers of attorney in the approved terms in respect of the rights attaching to the Shares executed by each registered holder of the Shares.

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PROCUREMENT OBLIGATIONS

(b) Each Shareholder agrees with the Parent to procure that at Closing:

Board resolutions

(i) (with the co-operation of the Parent) board resolutions, in the approved terms, of the Company are passed sanctioning for registration (subject, where necessary, to due stamping) the transfers in respect of the Shares; appointing Shamyl Malik as an additional director of the Company; and changing the accounting reference date of the Company to December 31;

OBLIGATIONS OF THE PARENT

(c) The Parent shall, conditionally upon the satisfaction of the obligations of the Shareholders set out above in this Clause:

(i) Issue an aggregate of (i) 531,250 shares (the “Acquisition Shares”) of common stock, par value $0.0001, of Parent (“Parent Common Stock”), as allocated on Schedule 2.3(a) and (ii) such number of Contingent Shares (as defined in Section 1.13) as are issued in accordance with this Agreement (the Acquisition Shares and Contingent Shares shall be referred to herein collectively as the “Transaction Consideration” and shall be adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations or other similar corporate events effectuated by Parent);

(ii) deliver to the Shareholders’ Solicitors a certified copy of a board resolution of the Parent authorising the execution and performance by the Parent of its obligations under this Agreement and each of the documents to be executed by the Parent pursuant to this Agreement; and

(iii) arrange for the Stock Transfer Forms to be stamped with the amount of stamp duty agreed with UK’s Her Majesty’s Revenue and Customs.

1.8

(a) Acquisition Shares; No Further Ownership Rights. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Ordinary Shares.

1.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Parent through its ownership of the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company will take all such lawful and necessary action.

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1.10 Indemnity Escrow. As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing, the Persons receiving Acquisition Shares shall, as a group, deposit in escrow an aggregate of 106,250 of the Acquisition Shares (the “Indemnity Escrow Shares”), which shall be allocated among the Persons entitled to receive same in the same proportions as the total Transaction Consideration is allocated among them, all in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between Parent, the Representative (as defined in Section 1.11) and Continental Stock Transfer & Trust Company (“Continental”), as Escrow Agent, in a form mutually agreed upon (the “Indemnity Escrow Agreement”). The Indemnity Escrow Agreement shall provide that on the date that is one year after the Closing Date, Continental shall release the remaining Indemnity Escrow Shares, less the number of the Indemnity Escrow Shares reserved with respect to any unresolved indemnification claims made prior to such date, to the Persons entitled to receive them in the same proportions as originally deposited into escrow. Any Indemnity Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such Persons promptly upon such resolution.

1.11 Representative for Purposes of Escrow Agreements. The Company and the Shareholders hereby designate Kunal Nandwani (the “Representative”) to represent the interests of the Shareholders for purposes of the Escrow Agreements, giving consents and approvals hereunder and under the Escrow Agreements and making those determinations hereunder and under the Escrow Agreements that are specifically reserved to the Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, the Shareholders shall appoint a successor. Such Person or successor is intended to be the “Representative” referred to in Article VII hereof and the Escrow Agreements.

1.12 Shareholder Matters.

(a) Each Shareholder for himself, herself or itself only, represents and warrants as follows:

(i) this Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(ii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information;

(iii) he, she or it has had access to the Parent SEC Reports (as defined in Section 3.7) filed prior to the date of this Agreement;

(iv) he, she or it has all necessary approval and authorization to execute and deliver this Agreement and execute his, her or its obligations hereunder;

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(v) that the execution and delivery of this Agreement by such Shareholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority or similar body, domestic or foreign (each a “Governmental Entity”), except (1) for applicable requirements, if any, of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(m)) on such Shareholder or the Company or, after the Closing, Parent, or prevent the parties hereto from performing their material obligations under this Agreement;

(vi) he, she or it understands that he, she or it must bear the economic risk of the investment in the Acquisition Shares, which cannot be sold by him, her or it unless such shares are registered under the Securities Act or an exemption therefrom is available thereunder;

(vii) all Acquisition Shares to be acquired by him, her or it pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof;

(viii) he, she or it is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D of the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3);

(ix) that he, she or it owns the Company Ordinary Shares listed on Schedule 2.3(a) as being owned by him, her or it free and clear of all Liens.

(x) that his, her or its execution of this Agreement shall be deemed their written consent to the approval of this Agreement and approval for the Company to execute and deliver same and to consummate the transactions contemplated hereby.

1.13 Contingent Shares. On the Closing Date, Parent shall issue an aggregate of 1,593,750 shares of Parent Common Stock (the “Contingent Shares”) to be held in escrow in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing between Parent, the Representative and Continental, in a form mutually agreed upon (the “Contingent Share Escrow Agreement”, and together with the Indemnity Escrow Agreement, the “Escrow Agreements”) and the following:

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(a) If (i) the Parent Net Revenue equals or exceeds $10 million during any 12-calendar month period beginning 6 months after the Closing Date and ending no later than 36 months after the Closing Date; (ii) the Company Net Revenue equals or exceeds $5 million during any 12-calendar month period beginning 6 months after the Closing Date and ending no later than 36 months after the Closing Date; or (iii) the closing sale price of the Parent Common Stock equals or exceeds $8.00 (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations and other similar corporate events effectuated by Parent) (the “Target Price”) for a minimum of 30 consecutive trading days during the 36 months following the Closing Date, Parent shall cause Continental, in accordance with the Contingent Share Escrow Agreement, to release to the Shareholders an aggregate of 1,195,312 of the Contingent Shares; and

(b) If the Company completes the crypto exchange, ICO smart contract solution, “clearing on blockchain” and “KYC on blockchain” products in accordance with Schedule 1.13(b) during the 24 months following the Closing Date, Parent shall cause Continental, in accordance with the Contingent Share Escrow Agreement, to release to the Shareholders an aggregate of 398,438 of the Contingent Shares.

Parent shall not, directly or indirectly, take any action, or cause or permit anything to be done in bad faith that could reasonably be expected to distort the financial performance of Parent with the principal purpose of avoiding or reducing the amount of any Consideration Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), the Shareholders hereby represent and warrant to Parent as follows (as used in this Article II, and elsewhere in this Agreement, the term “Company” includes the Company’s Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1 Organization and Qualification.

(a) The Company is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the Memorandum and Articles of Association (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore made available to Parent or Parent’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

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(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

2.2 Subsidiaries.

(a) The Company has no direct or indirect subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2 (the “Company Subsidiaries”). Except as set forth in Schedule 2.2, the Company owns all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (as defined in Section 10.2(l)). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

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(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) The minute books of the Company and each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders. Copies of the Corporate Records of the Company and each Subsidiary have been heretofore made available to Parent or Parent’s counsel.

2.3 Capitalization.

(a) The authorized share capital of the Company consists of 10,000 ordinary shares of GBP0.01 each (“Company Ordinary Shares”), of which 10,000 shares are allotted and issued as of the date of this Agreement and all of which are validly allotted and issued, fully paid . Other than the Company Ordinary Shares, the Company has no other issued or authorized securities. Schedule 2.3(a) hereto contains a list of all of the shareholders of the Company, the number of Company Ordinary Shares owned by each shareholder and each shareholder’s residential address.

(b) As of the date of this Agreement, no Company Ordinary Shares are reserved for issuance upon the exercise of outstanding warrants or options to purchase or rights to purchase or convert or exchange into Company Ordinary Shares granted to employees of Company or other parties. All issued Company Ordinary Shares have been issued and allotted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19(a)).

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(c) There are no subscription rights, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares or similar ownership interests in the capital of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d) There are no registrations rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any equity security of the Company.

(e) Except as provided for in this Agreement as a result of the consummation of the transactions contemplated hereby, no shares , warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) No outstanding Company Ordinary Shares are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

2.4 Authority Relative to this Agreement. The Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Company’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its board of directors as required by Applicable Corporate Law), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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2.5 No Conflict; Required Filings and Consents. Except as set forth in Schedule 2.5 hereto:

(a) The transfer of the Ordinary Shares by the Company in performance of this Agreement shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(k)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The transfer of the Ordinary Shares by the Company in performance of this Agreement does not, and the performance of the Shareholders’ obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described in Schedule 2.5(b), all of which have been obtained and are in full force and effect, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Parent or prevent Closing of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. The Company is not in default or violation of any term, condition or provision of any applicable Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

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2.7 Financial Statements.

(a) The Company has made available to Parent true and complete copies of the unaudited management accounts of the Company for the nine (9) month period ended January 31, 2018 including any notes related thereto (the “Financial Statements”).

(b) The Financial Statements comply as to form in all material respects, and were prepared in accordance, with generally accepted accounting principles as adopted in the UK(“UK GAAP”) applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the Company and the Company Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated, except that they are subject to normal audit adjustments that are not expected to have a Material Adverse Effect on the Company and do not include all footnotes.

(c) The Company has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with UK GAAP.

(d) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) The company books and records and other similar books and records of the Company and the Company Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f) Except as otherwise noted in the Financial Statements, the accounts and notes receivable of the Company and the Company Subsidiaries reflected in the Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Company has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company or any of the Company Subsidiaries as of the date hereof.

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2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company (including the Company Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Financial Statements or in the notes to the Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the Financial Statement, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

2.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the Financial Statements, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in UK GAAP, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, or (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company before any Governmental Entity or any arbitrator.

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2.11 Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12 Labor Matters.

(a) Except as set forth on Schedule 2.12, the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees. There are no pending grievances or similar proceedings involving the Company and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company pursuant to the resolution of any such proceeding that is no longer pending.

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(b) Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 2.12, each employee and consultant of the Company is terminable “at will” subject to applicable notice periods as set forth by law or in the employment agreement, but in any event not more than ninety (90) days, and there are no agreements or understandings between the Company and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of its officers or key employees intends to terminate his or her employment with the Company. The Company is in compliance in all material respects and, to the Company’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company and any employees or consultants of the Company that have not been documented as part of the formal written agreements between any such individuals and the Company that have been made available to Parent.

(c) The Company is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company’s obligations to provide statutory severance pay to its employees are fully funded or accrued on the Financial Statements and the Company has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s knowledge, threatened or reasonably anticipated claims or actions against the Company by any employee in connection with such employee’s employment or termination of employment by the Company.

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(d) No employee or former employee of the Company is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13 Restrictions on Business Activities. Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

2.14 Title to Property.

(a) All real property owned by the Company (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of the Company included in the Financial Statements. The Company has good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company has a right to acquire or the obligation to sell any interest in real property.

(b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the Financial Statements, other than those entered into or acquired on or after the date of the Financial Statements in the ordinary course of business. Schedule 2.14(b) hereto contains a list of all leases of real property and Personal Property held by the Company. The Company has good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements or in Schedule 2.14(b) hereto, none of which Liens is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

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(c) All leases pursuant to which the Company leases from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) The Company is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required, in all material respects for the effective conduct of its business, as it is currently operated and expected to be operated in the future, in the ordinary course.

2.15 Taxes. Except as set forth in Schedule 2.15 hereto:

(a) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns that are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due and payable on such Returns.

(b) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company has complied with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

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(d) To the knowledge of the Company, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(f) The Company has no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

2.16 Environmental Matters.

(a) Except as disclosed in Schedule 2.16(a) hereto: (i) the Company has complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by the Company (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned, operated or constructed by the Company were not contaminated with Hazardous Substances during the period of ownership, operation or construction by the Company or, to the Company’s knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) Schedule 2.16(b) sets forth all environmental studies and investigations completed or in process with respect to the Company and/or the Company Subsidiaries or their respective properties, assets or operations, including all phase reports, that are known to the Company. All such written reports and material documentation relating to any such study or investigation has been provided by the Company to Parent.

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2.17 Brokers. Except as set forth in Schedule 2.17 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

2.18 Intellectual Property.

(a) Schedule 2.18 hereto contains a description of all Intellectual Property of the Company.

(b) The Company owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted or as presently contemplated to be conducted. Except as disclosed in Schedule 2.18 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(c) Except as disclosed in Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(d) The operation of the business of the Company as such business currently is conducted, including the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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2.19 Agreements, Contracts and Commitments.

(a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) providing for payments (present or future) to the Company in excess of $25,000 in the aggregate or (B) under or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $25,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company and by or to any officer, director, employee, stockholder or holder of derivative securities of the Company (“Insider”);

(ii) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

(iii) any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iv) any Company Contract of employment or management;

(v) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(vi) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

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(viii) any collective bargaining agreement with any labor union;

(ix) any lease or similar arrangement for the use by the Company of real property or Personal Property where the annual lease payments are greater than $50,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(x) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xi) any Company Contract to which any Insider of the Company, or any entity owned or controlled by an Insider, is a party; and

(xii) any offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts and all offers and proposals that, if accepted, would constitute Material Company Contracts (or written summaries in the case of oral Material Company Contracts or offers or proposals) have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Schedule 2.19, neither the Company nor, to the best of the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Material Company Contract that has not expired by its terms is in full force and effect.

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2.20 Insurance. Schedule 2.20 sets forth the Company’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The coverages provided by such Insurance Policies are adequate in amount and scope for the Company’s business and operations, including any insurance required to be maintained by Company Contracts.

2.21 Governmental Actions/Filings.

(a) Except as set forth in Schedule 2.21(a), the Company has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21 hereto and the Company is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company.

(b) Except as set forth in Schedule 2.21(b), no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

2.22 Interested Party Transactions. Except as set forth in the Schedule 2.22 hereto, no employee, officer, director or shareholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each Insider and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. Except as set forth in Schedule 2.22, to the knowledge of the Company, no Insider or any member of an Insider’s immediate family is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

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2.23 Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.25 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule”), Parent represents and warrants to, and covenants with, the Shareholders, as follows (as used in this Article III, and elsewhere in this Agreement, the term “Parent” includes Parent’s Subsidiaries, unless the context clearly otherwise indicates):

3.1 Organization and Qualification.

The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of the Parent, as amended and currently in effect, have been heretofore delivered to the Shareholders. The Parent is not in violation of any of the provisions of its Charter Documents.

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3.2 Subsidiaries.

(a) Parent has no direct or indirect subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 3.2 (the “Parent Subsidiaries”). Except as set forth in Schedule 3.2, Parent owns all of the outstanding equity securities of the Parent Subsidiaries, free and clear of all Liens. Except for the Parent Subsidiaries, Parent does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Except as set forth on Schedule 3.2, each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 3.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 3.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 3.2.

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(d) The minute books of Parent and each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders. Copies of the Corporate Records of Parent and each Subsidiary have been heretofore made available to Parent or Parent’s counsel.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which 10,333,601 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

(b) Except as set forth in Schedule 3.3(b), (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”) and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19(a)). Parent has heretofore delivered to Parent true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(c) Except as set forth in Schedule 3.3(c) hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or obligating Parent to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

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(d) Except as set forth in Schedule 3.3(d) or as contemplated by this Agreement, there are no registrations rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any equity security of any class of the Parent Stock.

(e) Except as provided for in this Agreement or as set forth in Schedule 3.3(e), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of Parent are issuable and no rights in connection with any shares, warrants, options or other securities of the Parent accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) No outstanding shares of Parent Stock are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with Parent.

(g) The shares of Parent Common Stock to be issued by Parent in connection with the Acquisition, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

3.4 Authority Relative to this Agreement. The Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its board of directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Parent , enforceable against the Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent shall not: (i) conflict with or violate Parent’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent does not, and the performance of each of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (ii) for the qualification of Parent as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance. The Parent has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The businesses and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. The Parent is not in default or violation of any term, condition or provision of any applicable Charter Documents. Except as set forth in Schedule 3.6, no written notice of non-compliance with any Legal Requirements has been received by Parent (and Parent has no knowledge of any such notice delivered to any other Person). Parent is not in violation of any term of any Parent Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent.

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3.7 Parent SEC Reports and Financial Statements.

(a) The Parent has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) since January 1, 2017 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”). None of the Parent SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Parent (“Parent Audited Financial Statements”) and unaudited interim financial statements of Parent (“Parent Unaudited Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles of the U.S. (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Parent and the Parent Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Parent’s knowledge, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(c) Parent has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of the Parent’s financial statements for external purposes in accordance with U.S. GAAP.

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(d) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) The books of account, minute books and transfer ledgers and other similar books and records of Parent and the Parent Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f) Except as otherwise noted in the Parent Financial Statements, the accounts and notes receivable of Parent and the Parent Subsidiaries reflected in the Parent Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which Parent has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of Parent or any of the Parent Subsidiaries as of the date hereof.

3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, Parent (including the Parent Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, and (ii) such liabilities arising in the ordinary course of Parent’s business since the date of the most recent Parent Financial Statement, none of which, individually or in the aggregate, would have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole.

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3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since the date of the most recent Parent Financial Statement, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

3.10 Litigation. Except as set forth on Schedule 3.10, there are no claims, suits, actions or proceedings pending or to Parent’s knowledge, threatened against Parent, before any Governmental Entity or any arbitrator.

3.11 Employee Benefit Plans.

(a) Schedule 3.11(a) lists all Plans to which Parent has liability. All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of Parent. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of Parent, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Parent does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 3.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

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(b) Except as disclosed in Schedule 3.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of Parent under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 Labor Matters.

(a) Except as set forth on Schedule 3.12, Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does Parent know of any activities or proceedings of any labor union to organize any such employees. There is no pending grievance or similar proceedings involving the Company and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of Parent pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 3.12, each employee and consultant of the Company is terminable “at will” subject to applicable notice periods as set forth by law or in the employment agreement, but in any event not more than ninety (90) days, and there are no agreements or understandings between Parent and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of its officers or key employees intends to terminate his or her employment with Parent. Parent is in compliance in all material respects and, to Parent’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Parent and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between Parent and any employees or consultants of Parent that have not been documented as part of the formal written agreements between any such individuals and Parent that have been made available to Parent.

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(c) Parent is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. Parent’s obligations to provide statutory severance pay to its employees are fully funded or accrued on the most recent Parent Financial Statements and Parent has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Parent is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and Parent does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to Parent’s knowledge, threatened or reasonably anticipated claims or actions against Parent by any employee in connection with such employee’s employment or termination of employment by Parent.

(d) No employee or former employee of Parent is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

3.13 Restrictions on Business Activities. Except as disclosed in Schedule 3.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or its assets or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Parent.

3.14 Title to Property.

(a) All real property owned by Parent (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of Parent included in the most recent Parent Financial Statements. Parent has good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the most recent Parent Financial Statements or on Schedule 3.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 3.14(a) hereto also contains a list of all options or other contracts under which Parent has a right to acquire or the obligation to sell any interest in real property.

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(b) All leases of real property held by Parent, and all Personal of Parent owned, used or held for use in connection with the business of Parent are shown or reflected on the balance sheet included in the most recent Parent Financial Statements, other than those entered into or acquired on or after the date of the most recent Parent Financial Statements in the ordinary course of business. Schedule 3.14(b) hereto contains a list of all leases of real property and Personal Property held by Parent. Parent has good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the most recent Parent Financial Statements or in Schedule 3.14(b) hereto, none of which Liens is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Parent.

(c) All leases pursuant to which Parent leases from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Parent or, to Parent’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Parent.

(d) Parent is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required, in all material respects for the effective conduct of its business, as it is currently operated and expected to be operated in the future, in the ordinary course.

(e) Parent does not own or lease any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in real property or personal property.

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3.15 Taxes. Except as set forth in Schedule 3.15 hereto:

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Parent has not been delinquent in the payment of any Tax that has not been accrued for in Parent’s books and records of account for the period for which such Tax relates nor is there any Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

(f) Parent has no liability for any unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business.

3.16 Environmental Matters.

(a) Except as disclosed in Schedule 3.16 hereto: (i) Parent has complied with all applicable Environmental Laws; (ii) the properties currently operated by Parent (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned, operated by Parent were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or, to Parent’s knowledge, during any prior period; (iv) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) Parent has not been associated with any release or threat of release of any Hazardous Substance; (vi) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (vii) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

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(b) Schedule 3.16(b) sets forth all environmental studies and investigations completed or in process with respect to Parent and/or the Parent Subsidiaries or their respective properties, assets or operations, including all phase reports, that are known to Parent. All such written reports and material documentation relating to any such study or investigation has been provided by Parent to the Company.

3.17 Brokers. Except as set forth in Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 Intellectual Property.

(a) Schedule 3.18 hereto contains a description of all Intellectual Property of Parent.

(b) Parent owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted. Except as disclosed in Schedule 3.18 hereto, no Parent Intellectual Property or Parent Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Parent, or which may affect the validity, use or enforceability of such Parent Intellectual Property or Parent Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Parent.

(c) Except as disclosed in Schedule 3.18 hereto, Parent owns and has good and exclusive title to each material item of Parent Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and Parent is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Parent including the sale of any products or the provision of any services by Parent.

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(d) The operation of the business of Parent as such business currently is conducted, including Parent’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Parent has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

3.19 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, other than confidentiality and non-disclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $250,000, or (b) may not be cancelled by Parent on less than 30 days’ prior notice (“Parent Contracts”). All Parent Contracts are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore made available to Parent.

(c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

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3.20 Insurance. Schedule 3.20 sets forth Parent’s Insurance Policies. The coverages provided by such Insurance Policies are adequate in amount and scope for Parent’s business and operations, including any insurance required to be maintained by Parent Contracts.

3.21 Governmental Actions/Filings.

(a) Except as set forth in Schedule 3.21(a), Parent has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by Parent of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.21 hereto and Parent are in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

(b) Except as set forth in Schedule 3.21(b), no Governmental Action/Filing is necessary to be obtained, secured or made by Parent to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

3.22 Interested Party Transactions. Except as set forth in the Schedule 3.22 hereto, no employee, officer, director or shareholder of Parent or a member of his or her immediate family is indebted to Parent, nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Parent, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a contractual relationship, or in any Person that competes with Parent, except that each Insider and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. Except as set forth in Schedule 3.22, to the knowledge of Parent, no Insider or any member of an Insider’s immediate family is, directly or indirectly, interested in any Material Parent Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of Parent or such Person’s employment with Parent).

3.23 Nasdaq Listing. The Parent Common Stock is listed for trading on the Nasdaq Capital Market (“Nasdaq”). Except as set forth on Schedule 3.23, there is no action or proceeding pending or, to the Company’s knowledge, threatened against Parent by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of Parent Common Stock on Nasdaq.

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3.24 Board Approval. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Acquisition and approved this Agreement and the transactions contemplated hereby and (ii) determined that the Acquisition is in the best interests of the stockholders of Parent.

3.25 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.26 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a).

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and the Company Subsidiaries shall, except to the extent that the Parent shall otherwise consent in writing or as contemplated by this Agreement, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not be reasonably expected to have a Material Adverse Effect or as expressly contemplated by Schedule 4.1 hereto), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and the Company Subsidiaries shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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(b) Grant any severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of the Company or Parent;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement/Prospectus;

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(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices or to conform to the requirements of any applicable law;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

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(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by UK GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(p) Settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(q) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r) Form or establish any subsidiary except in the ordinary course of business consistent with prior practice or as contemplated by this Agreement;

(s) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(t) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

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(u) Make or omit to take any action which would be reasonably expected to have a Material Adverse Effect;

(v) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(w) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Parent Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in the Signing Form 8-K that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 5.4, be deemed to have been approved by the Company and may henceforth be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the transactions contemplated by this Agreement without further review or consent of the Company.

(b) Promptly after the execution of this Agreement, Parent and the Company shall also issue a mutually approved joint press release announcing the execution of this Agreement (the “Signing Press Release”).

(c) At least five (5) days prior to Closing, Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Acquisition in any report or form to be filed with the SEC (“Closing Form 8-K”), which shall be in a form reasonably acceptable to the Company. Prior to Closing, Parent and the Company shall prepare a press release announcing the consummation of the Acquisition hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the Commission.

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5.2 Required Information. In connection with the preparation of the Parent Signing Form 8-K, the Signing Press Release, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of Parent and/or the Company to any Government Entity or other third party in connection with Acquisition and the other transactions contemplated hereby, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Acquisition. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.3 Confidentiality; Access to Information.

(a) Confidentiality. The Company shall treat all nonpublic information obtained in connection with this Agreement and the transactions contemplated hereby as confidential in accordance with the terms of that certain letter agreement, dated February 1, 2018, between the Company and Parent (as amended, supplemented or otherwise modified from time to time, the “Confidentiality Agreement”). Parent agrees to treat all nonpublic information regarding the Company obtained by Parent in connection with this Agreement and the transactions contemplated hereby as confidential and to abide by the same restrictions on disclosure of such information as the Company has agreed to with respect to information from the Parent pursuant to the Confidentiality Agreement; provided, that (x) such obligations of confidentiality and non-disclosure shall be subject to the same exceptions as are set forth in the Confidentiality Agreement and (y) the scope of such nonpublic information regarding the Company shall be subject to the same exceptions as are applicable to confidential information as set forth in the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, subject to Section 8.2(b) hereof.

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(b) Access to Information.

(i) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties pursuant to this Agreement.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to close the Acquisition.

5.4 Public Disclosure. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

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5.5 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 of the Company Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Acquisition and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, except with respect to the LIBB Transaction, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.6 Sale Restrictions. Each Shareholder shall have executed a lock-up agreement in a form mutually agreed upon (“Lock-Up Agreements”) pursuant to which such Person will agree not to transfer any Acquisition Shares or Contingent Shares, without the prior consent of the Parent: (i) with respect to ten percent (10%) of each of the Acquisition Shares and Contingent Shares, for a period of six (6) months following the Closing Date; (ii) with respect to an additional five percent (5%) of each of the Acquisition Shares and Contingent Shares, for a period of eighteen (18) months following the Closing Date; and (iii) with respect to an additional five percent (5%) of each of the Acquisition Shares and Contingent Shares, for a period of twenty four (24) months following the Closing Date.

5.7 No Securities Transactions. Neither the Company nor any of its affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the Closing Date without the prior consent of Parent. The Company shall use its best efforts to require each of its officers, directors and employees, and shall use commercially reasonable best efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

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5.8 Disclosure of Certain Matters. Each of Parent and the Company will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 7.1(b)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.9 Securities Listing. Parent shall use commercially reasonable best efforts to continue the listing for trading of the Parent Common Stock on Nasdaq.

5.10 No Solicitation. Until the earlier of the Closing Date or the date this Agreement is terminated, the Company will not, and will cause its representatives not to, directly or indirectly, (a) discuss with any Person other than Parent and its affiliates, any possible merger, reorganization, recapitalization or similar business combination of either party or the sale of all or substantially all of the assets of the Company or shares of the Company’s issued share capital or convertible debt (other than as contemplated by this Agreement) (a “Competing Transaction”), without the prior written consent of the Parent, (b) provide any non-public information with respect to the Company to any third party (other than information that is normally provided in the ordinary course of operations to third parties where there is no reason to believe such information will be utilized to evaluate a Competing Transaction) or (c) enter into any agreement, agreement in principle or other commitment relating to a Competing Transaction or knowingly solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to any Competing Transaction.

5.11 Insider Loans; Equity Ownership in Subsidiaries. The Company shall use its best efforts to cause each Insider of the Company or the Company Subsidiaries to, at or prior to Closing (i) repay to the Company any loan by the Company to such Person and any other amount owed by such Person to the Company; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “Hashcove Limited” or any derivative thereof.

5.12 Certain Financial Information. Within fifteen (15) business days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to the Parent unaudited management accounts for such month that are certified as correct and complete by the Chief Executive Officer and Chief Financial Officer of the Company, prepared in accordance with UK GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto), except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

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5.13 Access to Financial Information. The Shareholders will procure that the Company will, and will cause its auditors to (a) continue to provide Parent and its advisors full access to all of the Company’s financial information used in the preparation of its Financial Statements and the financial information furnished pursuant to Section 5.12 hereof and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information.

5.14 Employment Agreements. Prior to the Closing Date, Parent and Kunal Nandwani shall have executed an employment agreement mutually agreeable to Parent and Mr. Nandwani (the “Employment Agreement”), which shall take effect as of the Closing Date. Mr. Nandwani shall also be appointed to the Board of Directors of Parent as of the Effective Time.

5.15 LIBB Transaction. Parent is in the process of effectuating the transfer of ownership of Parent’s beverage business and wholly-owned subsidiary, Long Island Brand Beverages, LLC (collectively, “LIBB”), to the stockholders of Parent on a tax-free basis (“LIBB Transaction”). The Shareholders shall have no right to any economic benefit resulting from the LIBB Transaction. Accordingly, the holders of the Acquisition Shares and the Contingent Shares shall not be entitled to receive any securities or cash in or as a result of the LIBB Transaction and hereby irrevocably waive any right to same.

5.16 Registration Rights. Parent agrees to file, as promptly as practicable in the reasonable discretion of Parent, a registration statement with the SEC registering the resale of the Acquisition Shares and Contingent Shares and agrees to seek to have such registration statement declared effective by the SEC as promptly as practicable thereafter.

5.17 Company Employees. The parties agree that the employees set forth on Schedule 5.17 are anticipated to remain employed by the Company on the Closing Date and the Company shall update Parent prior to the Closing Date of any change (or anticipated change) to such schedule.

5.18 Parent Name. Parent agrees to change its name, effective as of the Closing Date, to a name mutually agreed upon by the parties.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Closing. The respective obligations of each party to this Agreement to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

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(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting the Closing of the Acquisition, substantially on the terms contemplated by this Agreement.

(b) Consents. Each of the parties shall have obtained the consents, waivers and approvals required to be obtained by such party in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, on the one hand, and the Shareholders, on the other hand, and the Parent Closing Certificate and Company Closing Certificate (each as defined below) shall include a provision to such effect.

6.2 Additional Conditions to Obligations of the Shareholders. The obligations of the Shareholders to sell the Shares and effect Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Shareholders:

(a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of Section 5.8, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) subject to the provisions of Section 5.8, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

(b) Agreements and Covenants. Parent shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or is not reasonably expected to, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

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(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Material Adverse Effect. No Material Adverse Effect with respect to the Parent shall have occurred since the date of this Agreement.

(e) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Securities Act and Exchange Act.

(f) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Shareholders contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of Section 5.8, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) subject to the provisions of Section 5.8, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Shareholders (“Shareholders’ Closing Certificate”).

(b) Agreements and Covenants. The Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or is not reasonably expected to constitute a Material Adverse Effect on the Company, and the Shareholders’ Closing Certificate shall include a provision to such effect.

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(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Company to own, operate or control any of the assets and operations of the Company following Closing and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(e) Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered by those Persons required by the terms of this Agreement and shall all be in full force and effect.

(f) Employment Agreement. The Employment Agreement shall have been executed and delivered and shall all be in full force and effect.

(g) Escrow Agreements. The Escrow Agreements shall have been executed and delivered and shall be in full force and effect.

(h) Other Deliveries. At or prior to Closing, the Shareholders shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and Shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

(i) Insider Loans; Equity Ownership in Subsidiaries. All outstanding indebtedness owed by the Company Insiders shall have been repaid in full, including the indebtedness and other obligations described on Schedule 2.22; all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any of the Company Insiders to a third party shall have been terminated; and (iii) as of the date of this Agreement (without regard to any subsequent change or supplement thereto) no Insider shall own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes in its name “Hashcove Limited” or any derivative thereof.

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ARTICLE VII

INDEMNIFICATION

7.1 Indemnification of Parent Indemnitees.

(a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent and its representatives, successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless by the Shareholders (the “Shareholder Indemnitors”) but, except as provided for in this Article VII, only to the extent of the Indemnity Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company or Shareholders contained in or made pursuant to this Agreement, any Schedule (including, for purposes of this Section 7.1(a)(i), after giving effect to any information disclosed in any supplement or amendment to the Disclosure Schedules delivered pursuant to Section 5.8) or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), the Shareholders and their respective representatives, successors and permitted assigns (the “Shareholder Indemnitees,” and the parties seeking indemnification hereunder with respect to a specific claim, whether the Parent Indemnitees or the Shareholder Indemnitees, the “Indemnitees”) shall be indemnified, defended and held harmless by Parent (the “Parent Indemnitor,” and the party with the obligation to indemnify hereunder with respect to a specific claim, whether the Shareholder Indemnitors or Parent Indemnitor, the “Indemnitor”), but only in the aggregate to the extent of a number of newly issued shares of Parent Common Stock equal to the number of Indemnity Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Shareholder Indemnitee by reason of, arising out of or resulting from:

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(i) the inaccuracy or breach of any representation or warranty of Parent contained in or made pursuant to this Agreement, any Schedule (including, for purposes of this Section 7.1(b)(i), after giving effect to any information disclosed in any supplement or amendment to the Disclosure Schedules delivered pursuant to Section 5.8) or any certificate delivered by Parent to the Shareholders pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of Parent contained in this Agreement.

(c) As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses), including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties and whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which the Indemnitees may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

(d) Notwithstanding the foregoing and anything to the contrary herein, any claim for indemnification relating to (i) the inaccuracy or breach of any representation or warranty of a Shareholder contained in this Agreement or (ii) the non-fulfillment or breach of any covenant or agreement applicable to a Shareholder shall be indemnifiable solely by recourse to the Escrow Shares allocable to the relevant Shareholder.

7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against an Indemnitee by a Person other than the respective Indemnitor (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. Indemnitee will give the Representative (in the case of the Shareholder Indemnitors) or Parent, as the case may be, prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative or Parent, as the case may be, shall be entitled to participate in the defense of Third Party Claim at its expense.

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(b) Defense. The Representative or Parent, as the case may be, shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to the Indemnitee, to assume the entire control of, subject to the right of the Indemnitee to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense. If the Representative or Parent, as the case may be, is permitted and elects to assume the defense of a Third Party Claim:

(i) the Representative or Parent, as the case may be, shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that the Indemnnitees shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) the Indemnitees shall cooperate fully in all respects with the Representative or Parent, as the case may be, in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Indemnitees shall make available to the Representative or Parent, as the case may be, all pertinent information and documents under its control.

(c) Limitations of Right to Assume Defense. The Representative or Parent, as the case may be, shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitees if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (ii) the Third Party Claim seeks an injunction or equitable relief against a Parent Indemnitee.

(d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by an Indemnitee against the Representative or Parent, as the case may be, and shall not affect the Representative’s or Parent’s duty or obligations under this Article VII, as the case may be, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative or Parent, as the case may be, to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative or Parent, as the case may be, is obligated to be greater than such damages would have been had the Indemnitee given the Representative or Parent, as the case may be, prompt notice hereunder. So long as the Representative or Parent, as the case may be, is defending any such action actively and in good faith, the Indemnitee shall not settle such action. The Indemnitee shall make available to the Representative or Parent, as the case may be, all relevant records and other relevant materials required by them and in the possession or under the control of the Indemnittee, for the use of the Representative or Parent, as the case may be, and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

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(e) Failure to Defend. If the Representative or Parent, as the case may be, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Indemnitee, at the reasonable cost and expense of the Indemnitor, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Representative or Parent, as the case may be, shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f) Indemnitee Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Representative (in the case of the Shareholder Indemnitors) or Parent (in the case of Parent Indemnitors) shall not, without the written consent of the Indemnitee, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any Indemnitee.

(g) Representative Consent. Unless the Representative (in the case of the Shareholder Indemnitors) or the Parent (in the case of the Parent Indemnitors) has consented to a settlement of a Third Party Claim involving a Shareholder Indemnitor or Parent Indemnitor, as the case may be, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreements.

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7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by the Company prior to the Closing, Parent shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided that Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Representative. If Parent has received the payment required by this Agreement from the Representative in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Representative and shall pay to the Representative, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Representative pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4 Limitations on Indemnification.

(a) Survival; Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Indemnitor to Indemnitee in connection with this Agreement shall survive the Closing for the period that ends on the date that is one (1) year after the Closing Date (the “Survival Period”), except that claims for breaches of the representations and warranties in Sections 1.12(ix), 2.3 and 3.3 (“Surviving Claims”) shall survive without limitation as to time.

(b) Any indemnification claim made by theIndemnitees prior to the termination of the Survival Period shall be preserved despite the subsequent termination of such period and any claim set forth in a Notice of Claim sent prior to the expiration of such period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence and with respect to Surviving Claims, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period.

(c) Aggregate Amount Limitation. The aggregate liability of the Shareholders for Losses pursuant to Section 7.1, other than with respect to Surviving Claims, shall not in any event exceed the Indemnity Escrow Shares which shall be valued at the last sale price of the Parent Common Stock on the date of any claim. The aggregate liability of the Shareholders for Losses with respect to Surviving Claims shall not exceed the Transaction Consideration (and no Shareholder shall be liable for more than its pro rata share of the Transaction Consideration).

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(d) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable by either the Shareholder Indemnitors on one hand or Parent Indemnitors on the other hand exceeds $100,000 (the “Deductible”), all of which shall be indemnifiable as to all Losses that so arise from the first dollar thereof. Notwithstanding the foregoing sentence, the Deductible shall not apply to Losses that arise out of an indemnification claim made with respect to Surviving Claims.

7.5 Exclusive Remedy. Parent, on behalf of itself and the other Parent Indemnitees, and the Shareholders, on behalf of themselves and the other Shareholder Indemnitees hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the Indemnitees with respect to any and all claims for damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit an Indemnitees’ right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud, it being understood that a mere breach of a representation and warranty does not constitute fraud, provided however, that the maximum aggregate amount that may be recovered shall not exceed the Transaction Consideration and no Shareholder shall be liable for more than its pro rata share of the Transaction Consideration.

7.6 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the Transaction Consideration, except as otherwise required by Law.

7.7 Representative Capacities; Application of Escrow. The parties acknowledge that the Representative’s obligations under this Article VII are solely as a representative of the Shareholders in the manner set forth in the Indemnity Escrow Agreement and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity. The parties further acknowledge that all actions to be taken by the Parent Indemnitees pursuant to this Article VII shall be taken on their behalf by the Parent in accordance with the provisions of the Indemnity Escrow Agreement. Continental, pursuant to the Indemnity Escrow Agreement after the Closing, may apply all or a portion of the Indemnity Escrow Shares, as appropriate, to satisfy claims for indemnification pursuant to this Article VII. Continental will hold the remaining portion of the Indemnity Escrow Shares, until final resolution of all claims for indemnification or disputes relating thereto. Notwithstanding anything to the contrary contained herein, the Representative shall have no liability to any Shareholder for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative. The Shareholders shall defend, indemnify and hold harmless the Representative for all losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the Representative of its duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative.

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ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Shareholders at any time;

(b) by either Parent or the Shareholders if Closing shall not have taken place by 1 August, 2018; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Shareholders if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

(d) by the Shareholders, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) until thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Shareholders may not terminate this Agreement pursuant to this Section 8.1(d) if any of them shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period); or

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of a Shareholder set forth in this Agreement, or if any representation or warranty of a Shareholder shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by a Shareholder prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) until thirty (30) days after delivery of written notice from Parent to the Shareholders of such breach, provided the Shareholders continue to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by a Shareholder is cured during such thirty (30)-day period).

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8.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto.

(b) In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Acquisition shall be abandoned, except for and subject to the following: (i) Sections 5.3, 5.8, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Acquisition to occur on or before the date stated therein. Following any termination of this Agreement, the Confidentiality Agreement shall survive and remain in full force and effect for the longer of (x) the remainder of the term as set forth in the Confidentiality Agreement and (y) one (1) year following such termination.

8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not Closing occurs.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

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“AAA”	Section 10.8
“Affiliate”	Section 10.2(a)
“Agreement”	Preamble
“Applicable Corporate Law”	Recital A
“Approvals”	Section 2.1(a)
“Blue Sky Laws”	Section 1.12(a)(v)

“Charter Documents”	Section 2.1(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Form 8-K”	Section 5.1(c)
“Closing Press Release”	Section 5.1(c)
“Code”	Section 1.8
“Company”	Preamble
“Company Book-Entry Shares”	Section 1.6(a)
“Company Certificates”	Section 1.6(a)
“Company Contracts”	Section 2.19(a)
“Company Intellectual Property”	Section 10.2(b)
“Company Net Revenue”	Section 10.2(x)
“Company Ordinary Shares”	Section 2.3(a)
“Company Products”	Section 10.2(c)
“Company Registered Intellectual Property”	Section 10.2(d)
“Company Schedule”	Article II Preamble
“Company Subsidiaries”	Section 2.2(a)
“Confidentiality Agreement”	Section 5.3(a)
“Continental”	Section 1.10
“Contingent Shares”	Section 1.13
“Contingent Share Escrow Agreement”	Section 1.13
“Copyrights”	Section 10.2(v)
“Disclosure Schedules”	Section 5.8
“Effective Time”	Section 1.2
“Employment Agreement”	Section 5.14
“Environmental Law”	Section10.2(e)
“Escrow Agreements”	Section 1.13
“Escrow Shares”	Section 10.2(f)
“Exchange Act”	Section 1.12(a)(v)
“Financial Statements”	Section 2.7(a)
“Governmental Action/Filing”	Section 10.2(g)
“Governmental Entity”	Section 1.12(a)(v)
“Hazardous Substance”	Section 10.2(h)
“Indemnity Escrow Agreement”	Section 1.10
“Indemnity Escrow Shares”	Section 1.10
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 10.2(i)
“knowledge”	Section 10.2(j)
“Legal Requirements”	Section 10.2(k)
“LIBB”	Section 5.15

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“LIBB Transaction”	Section 5.15
“Lien”	Section 10.2(l)
“Lock-Up Agreements”	Section 5.6
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(m)
“Material Company Contracts”	Section 2.19(a)
“Transaction Consideration”	Section 1.5(a)
“Acquisition Shares”	Section 1.5(a)

“Nasdaq”	Section 3.23
“Notice of Claim”	Section 7.2(a)
“Parent”	Preamble
“Parent Audited Financial Statements”	Section 3.7(a)
“Parent Closing Certificate”	Section 6.2(a)
“Parent Common Stock”	Section 1.5(a)
“Parent Contracts”	Section 3.19(a)
“Parent Convertible Securities”	Section 3.3(b)
“Parent Financial Statements”	Section 3.7(a)
“Parent Indemnitees”	Section 7.1(a)
“Parent Intellectual Property”	Section 10.2(n)
“Parent Net Revenue”	Section 10.2(w)
“Parent Preferred Stock”	Section 3.3(a)
“Parent Products”	Section 10.2(o)
“Parent Registered Intellectual Property”	Section 10.2(p)
“Parent Schedule”	Article III Preamble
“Parent SEC Reports”	Section 3.7(a)
“Parent Signing Form 8-K”	Section 5.1(a)
“Parent Stock Options”	Section 3.3(b)
“Parent Subsidiaries”	Section 3.2(a)
“Parent Unaudited Financial Statements”	Section 3.7(a)
“Parent Warrants”	Section 3.3(b)
“Patents”	Section 10.2(u)
“Person”	Section 10.2(q)
“Personal Property”	Section 2.14(b)
“Plan/Plans”	Section 2.11(a)
“Registered Intellectual Property”	Section 10.2(r)
“Representative”	Section 1.11
“Returns”	Section 2.15(a)
“Securities Act”	Section 1.12(a)(v)
“Shareholders”	Preamble
“Shareholders’ Closing Certificate”	Section 6.3(a)
“Signing Press Release”	Section 5.1(b)
“Surviving Claims”	Section 7.4(a)
“Survival Period”	Section 7.4(a)
“Tax/Taxes”	Section 10.2(s)
“Third Party Claim”	Section 7.2
“Trademarks”	Section 10.2(t)
“UK GAAP”	Section 2.7(b)

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ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via email or telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent , to:	Long Blockchain Corp.
12-1 Dubon Court
Farmingdale, NY 11735
Attention: Philip Thomas, Chief Executive Officer
Telephone: (855) 542-2832
Facsimile:
Email: pthomas@longislandteas.com

with a copy to:	Graubard Miller
The Chrysler Builder
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attention: David Miller, Esq. / Jeffrey Gallant, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8801
Email:dmiller@graubard.com / jgallant@graubard.com

if to a Shareholder, to the address set forth below such Shareholder’s name on the Shareholder Signature Page attached hereto

in each case with a copy to:	Weightmans LLP
The Hallmark Building
105 Fenchurch Street
London, EC3M 5JG, UK
Attention: Oliver Harker
Telephone: +44 (0)20 7822 1900
Facsimile: +44 (0)20 7822 1901
Email: Oliver.Harker@weightmans.com

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10.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b) the term “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or licensed to, the Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software);

(c) the term “Company Products” means all current versions of products or service offerings of the Company;

(d) the term “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company;

(e) the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property;

(f) the term “Escrow Shares” means all of the shares held in escrow pursuant to this Agreement, including the Contingent Shares and the Indemnity Escrow Shares;

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(g) the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority;

(h) the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law;

(i) the term “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) Patents; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) Copyrights; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) Trademarks; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable);

(j) the term “knowledge” means actual knowledge or awareness, after due inquiry, as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(k) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts;

(l) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

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(m) the term “Material Adverse Effect” when used in connection with the Company or Parent, as the case may be, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that has a materially adverse effect on the business, financial condition or prospects, of the Company or Parent, as applicable, and their respective subsidiaries taken as a whole; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Material Adverse Effect has occurred: (A) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (B) earthquakes, hurricanes, tornados or other natural disasters, (C) changes attributable to the public announcement or pendency of the transactions contemplated hereby or (E) changes attributable to the LIBB Transaction.

(n) the term “Parent Intellectual Property” shall mean any Intellectual Property that is owned by, or licensed to, Parent, including software and software programs developed by or exclusively licensed to Parent (specifically excluding any off the shelf or shrink-wrap software);

(o) the term “Parent Products” means all current versions of products or service offerings of Parent;

(p) the term “Parent Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Parent;

(q) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(r) the term “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority;

(s) the term “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts;

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(t) the term “Trademarks” refer to trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor;

(u) the term “Patents” refer to patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;

(v) the term “Copyrights” refer to copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world;

(w) the term “Parent Net Revenue” refers to Parent’s total revenue less discounts and returns, excluding net revenue related to LIBB; and

(x) the term “Company Net Revenue” refers to the Company’s total revenue, less discounts and returns.

10.3 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the term sheet between Parent and the Company executed on or about February 14, 2018 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

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10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Consent to Jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. Each of the Company and the Shareholders hereby appoint, without power of revocation, Buchanan Ingersoll & Rooney PC of 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102-2555, as their respective agent to accept and acknowledge on their behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company and Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of the Effective Time.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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10.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that a Shareholder may assign its rights and interests in connection with estate planning purposes so long as such assignee assumes the Shareholder’s obligations hereunder, as the case may be. Subject to the first sentence of this Section 10.10, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.12 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.13 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

10.14 Schedules. The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LONG BLOCKCHAIN CORP.

By:	/s/ Shamyl Malik
Name:	Shamyl Malik
Title:	CEO

SHAREHOLDERS:

/s/ Kunal Nandwani
Kunal Nandwani
Address:
Telephone
Facsimile:
Email:

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_______________________________________________	______________________________________________
Name:	Name:
Title:	Title:
Address:	Address:
Telephone	Telephone
Facsimile:	Facsimile:
Email:	Email:

Name:	Name:
Title:	Title:
Address:	Address:
Telephone	Telephone
Facsimile:	Facsimile:
Email:	Email:

Name:	Name:
Title:	Title:
Address:	Address:
Telephone	Telephone
Facsimile:	Facsimile:
Email:	Email:

Name:	Name:
Title:	Title:
Address:	Address:
Telephone	Telephone
Facsimile:	Facsimile:
Email:	Email:

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